Exhibit 10.33

AGREEMENT OF LEASE

Between

OP & F BERNARDS – 78, L.L.C.

Landlord

And

RELIANT PHARMACEUTICALS, LLC

Tenant

Dated: February 5, 2001

110 Allen Road
Liberty Corner, New Jersey

i

22.	Brokerage	26

23.	Parking	26

24.	Renewal Option	27

25.	Landlord’s Inability to Perform	27

26.	Condemnation	28

27.	Assignment and Subletting	28

28.	Environmental Laws	30

29.	Parties Bound	32

30.	Miscellaneous	33

31.	Satellite/Antenna	34

32.	Right of Second Offer	35

EXHIBIT “A” -	FLOOR PLAN OF DEMISED PREMISES

EXHIBIT “B” -	WORK LETTER TO LEASE

EXHIBIT “C” -	RULES AND REGULATIONS

EXHIBIT “D” -	BUILDING HOLIDAYS

EXHIBIT E -	CLEANING SERVICES

EXHIBIT F -	RENT SCHEDULE

EXHIBIT G -	TENANT ESTOPPEL CERTIFICATE

EXHIBIT H -	FORM OF LETTER OF CREDIT

LEASE AGREEMENT DATED February 5, 2001

BETWEEN OP & F BERNARDS – 78, L.L.C., a limited liability company duly organized under the laws of the State of Delaware (“Landlord”), having an office at c/o Lend Lease Real Estate Investments, Inc., 787 Seventh Avenue, 46th Floor, New York, New York 10019, AND RELIANT PHARMACEUTICALS, LLC, a Delaware limited liability company (“Tenant”), having an address at 721 Route 202/206 South, Bridgewater, New Jersey 08807.

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1.             Premises or Demised Premises:  Outlined in red on the floor plan annexed hereto and made a part hereof as Exhibit A consisting of approximately 52,417 rentable square feet located on the fourth floor in the east and west wings, together with all fixtures, equipment, improvements and installations attached thereto, in the building located at 110 Allen Road, Liberty Corner, Bernards Township, New Jersey 07938 (the “Building”) located on the parcel of land more particularly described in Exhibit A-1 annexed hereto and made a part hereof (the “Land”). The Building and the Land are hereinafter collectively referred to as the “Property.”

2.             Term:  Ten (10) years and five (5) months.

3.             Expiration Date:  Noon on the last day of the calendar month occurring ten (10) years four (4) months after the Rent Commencement Date.

4.             Renewal Term:  Two (2) Five (5) year terms.

5.             Permitted Use:  General office use.

6.             Fixed Rent:  Thirty Dollars ($30.00) per rentable square foot per annum from the Rent Commencement Date until the last day of the month in which the sixtieth month anniversary of the Rent Commencement Date occurs, and Thirty-four Dollars ($34.00) per rentable square foot per annum from the first day of the month in which the sixty-first month anniversary of the Rent Commencement Date occurs until the Expiration Date, the annual amount of which is set forth in Exhibit F annexed hereto and made a part hereof.

7.             Monthly Fixed Rent:  One-Twelfth of the Fixed Rent, the monthly amount of which is set forth in Exhibit F annexed hereto and made a part hereof.

8.             Late Charge:  Four percent (4%) of the amount of the payment due.

9.             Tenant’s Proportionate Share of Expenses:  Twenty-six and 17/100 percent (26.17%), arrived at by dividing the square footage of the Demised Premises (which for the purposes of this Lease, is agreed to be 52,417 square feet) by (ii) the Total Square Footage of the Building (which for the purposes of this Lease is agreed to be 200,270 square feet).

10.           Security Deposit:  $1,956,901.20, subject to Paragraph 20 hereof.

11.           Tenant’s S.I.C. Code and Address for Environmental Information (as per most recent S.I.C. Manual as published by the United States Office of Management & Budget):                           .

12.           Designated Broker:  Cushman & Wakefield of New Jersey, Inc. and GVA Williams.

13.           Number of Tenant Allocated Paying Spaces:  Four (4) spaces per 1,000 square feet of rentable area (the “Non-Reserved Spaces”), including eleven (11) covered reserved spaces (“Reserved Spaces”), which number shall be increased at the rate of one (1) Reserved Space per 5,000 square feet of rentable area for any Additional Space taken by Tenant pursuant to the terms of this Lease.

14.           Tenant’s Construction Allowance:  In accordance with Exhibit B attached hereto and made a part hereof.

The parties hereby agree to the following terms and conditions:

1.             Premises, Term and Purpose.

(a)           Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Building for the Term commencing on the “Commencement Date” as defined in Subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to Law.

(b)           For purposes of this Lease the commencement date shall be the date this Lease Agreement is fully executed by the parties hereto (the “Commencement Date”).

(c)           The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. Tenant shall not use or occupy the Demised Premises or any part thereof, for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Building. Tenant, at its sole cost and expense shall obtain any consents, licenses, permits or approvals required to conduct its business at the Demised Premises.

(d)           The “Common Areas” of the Property shall be those parts of the Building and other improvements designated by Landlord from time to time for the common use of all tenants, including among other facilities, halls, elevator and other lobbies, delivery passages, drinking fountains, telephone closets, janitorial closets and other similar facilities, public toilets, cafeteria and the like, and all garages, loading docks, parking lots, service buildings or similar improvements operated, owned or maintained, in whole or in part, by Landlord, and all parkways, drives, green spaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord, or otherwise made available by Landlord for use by all tenants of the Property, whether used in conjunction with the use of such space by the occupants of other buildings or used exclusively by tenants of the Property, all of which facilities shall be subject to Landlord’s reasonable management and control and shall be operated and maintained for the benefit of all tenants in a first class manner. Tenant, and its employees and invitees, shall have the non-exclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Property and other persons entitled to use the same.

2.             Rent.

(a)           The rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance, on the first day of each and every calendar month during the Term (subject to Paragraphs (e) and (f) of this Paragraph 2); plus (b) such additional rent (“Additional Rent”) in an amount equal to Tenant’s Proportionate Share of Expenses (as such terms are defined in Paragraph 3 of this Lease) as may be payable pursuant to the terms of this Lease and all charges for services and utilities pursuant to Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place as Landlord may designate, in lawful money of the United States of America; provided, however, that if the Rent Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Rent Commencement Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term.

(b)           Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever. All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within fifteen (15) days of delivery by Landlord to Tenant of notice to pay the same.

(c)           In the event that any payment of Fixed Rent, Additional Rent or any other charges shall be paid after the due date for same provided herein, Tenant shall pay, together with such payment, the Late Charge and interest at 12% per annum for such unpaid amount for the period thereafter that such payment shall remain unpaid.

(d)           Tenant may pay the Fixed Rent, Additional Rent and any other charges herein reserved by wire transfer of immediately available federal funds as directed by Landlord or by check (subject to collection) drawn on a New York Clearinghouse Association member bank.

(e)           Notwithstanding anything to the contrary contained in this Paragraph 2, Tenant shall not be obligated to pay to Landlord the monthly Fixed Rent from the Commencement Date until the earlier of (i) the date that the Demised Premises are substantially completed and a certificate (temporary or final) of occupancy has been issued by appropriate governmental authority permitting occupancy of the Demised Premises, or (ii) March 1, 2001 (the “Rent Commencement Date”).

(f)            Notwithstanding anything to the contrary contained in this Paragraph 2, Tenant shall not be obligated to pay to Landlord the portion of monthly Fixed Rent attributable to 22,417 rentable square feet of the Demised Premises, being Fifty-six Thousand Forty-two and 50/100 Dollars ($56,042.50) per month, for the third (3rd), fourth (4th), eighth (8th) and ninth (9th) months after the Rent Commencement Date.

3.             Operating Expenses.

(a)           For purposes of this Paragraph, the following definitions shall apply:

“Operating Expenses Base” shall mean the calendar year 2001 (the “Operating Expense Base Year”). In the event the Building is less than ninety-five (95%) percent occupied during the Operating Expense Base Year, the Operating Expense Base shall mean the amount obtained by adjusting the applicable Operating Expenses for such period to a 95% Building occupancy level, such adjustment to be made by adding to the actual Operating Expenses during such period such additional amounts as would have been incurred if the Building had been 95% occupied.

“Initial Year” shall mean the period of time from the Commencement Date until the end of calendar year 2001.

“Lease Year” shall mean each calendar year subsequent to the Initial Year.

“Real Estate Taxes” shall mean the taxes and assessments now or hereafter imposed upon all or any part of the Building and/or the Land, whether or not the same constitute one or more tax lots. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Building and/or the Land, such franchise, income, profit or other tax shall be deemed to be included in the term “Real Estate Taxes.”

“Real Estate Taxes Base” shall mean the calendar year 2001 (the “Real Estate Taxes Base Year”). “Tax Year” shall mean the twelve (12) month period commencing January 1 of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes in Bernards Township.

“Expenses” shall mean (i) Real Estate Taxes and (ii) the total of all the normal and customary costs and expenses for Class “A” office buildings in the Liberty Corner/I-78 Area of Somerset County paid or incurred by Landlord with respect to the management, operation, maintenance, and repair of the Building and the Land and the services provided tenants therein, (excepting electrical energy expenses paid directly by tenants (including Tenant) pursuant to Paragraph 15 of this Lease and equivalent provisions of other leases) including, but not limited to, the cost and expenses incurred for and with respect to: all utilities, including without limitation, water, electricity, gas, lighting, sewer and waste disposal; air conditioning, ventilation and heating (subject to the deduction hereinafter described); Common Area maintenance and cleaning; elevators; escalators; protection and security; Common Area decoration and interior and exterior landscape maintenance; snow removal, parking lot maintenance, repairs, replacements and improvements which are appropriate for the continued

operation of the Property in a first-class manner, maintenance and painting of non-tenant areas; fire, all risk coverage, boiler and machinery, sprinkler, apparatus, public liability and property damages, rental and plate glass insurance and any insurance required by a mortgagee; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, continuing education, and other employee benefits respecting employees of the Landlord up to and including the Property manager; uniforms and working clothes for such employees as are required to wear uniforms on the job and the cleaning thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the cost for a bookkeeper and for an accountant; professional and consulting fees; legal, auditing and environmental fees; association fees or dues; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the real estate taxes payable or paid upon or against the Property; management fees of the Property and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Property.

It is agreed, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

(i)            leasing commissions;

(ii)           salaries or benefits for any employee above the grade of Property manager;

(iii)          start-up or opening expenses;

(iv)          amounts received by Landlord through proceeds of insurance or condemnation awards to the extent the proceeds or awards are compensation for, or reimbursement of, expenses which were previously included in expenses hereunder;

(v)           cost of repairs or replacements incurred by reason of fire or other casualty, to the extent which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain; and

(vi)          advertising, and promotional expenditures.

If during all or part of any calendar year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Property, due to the fact that construction of the Property is not completed, or portions of the Building are not occupied or leased or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable hereunder, the amount of the Operating Expense for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to such portion of the Property, provided, however, that for those operating and maintenance expenses which are influenced by occupancy levels, such adjustment shall be made as if the Building had been ninety-five percent (95%) occupied.

(b)           In the event (i) that the Rent Commencement Date shall occur during a calendar year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, or (iii) of any increase or decrease (as herein provided) in the area of the Demised Premises or in the area of the Building, then in each such event in applying the provisions of this Article 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3, taking into consideration the portion of such calendar year which shall have elapsed prior to the Rent Commencement Date, the date of such expiration or other termination, or the date of such increase or decrease.

(c)           Tenant shall be responsible for Tenant’s Proportionate Share of Expenses during the Term as herein provided.

(i)            During the Initial Year Tenant shall not be obligated to pay Tenant’s Proportionate Share of Expenses.

(ii)           Prior to the end of the Initial Year and thereafter for each successive Lease Year, or part thereof, Landlord shall send to Tenant a statement of Landlord’s reasonable good faith estimate of any anticipated increase in Operating Expenses and Real Estate Taxes for the applicable Lease Year over the Operating Expense Base Year and Real Estate Taxes Base Year, respectively, if any, (an “Expense Projection”), and shall indicate what the estimated amount of Tenant’s Proportionate Share of Expenses for such year shall be, said amount to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent commencing January 1st of the applicable Lease Year.

(iii)          If during the course of any Lease Year, Landlord shall have reason to believe that the Expenses shall be higher than that upon which the aforesaid Expense Projections were originally based as set forth in subparagraph (ii) above, then Landlord shall be entitled to adjust the Expense Projection by a lump sum invoice for the months of the Lease Year which precede the revised projections, and to advise Tenant of an adjustment in future monthly projection amounts to the end result that Landlord’s projected Expenses shall be on a reasonably current basis each Lease Year. Such adjusted Expense Projections shall not be made more frequently than semi-annually.

(iv)          Within forty-five (45) days following the end of each Lease Year, Landlord shall send to Tenant a statement of actual Expenses incurred for the prior Lease Year showing Tenant’s Proportionate Share of Expenses due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall pay to Tenant, at the time such statement is delivered to Tenant, an amount equal to the overcharge. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due which amount shall be paid in full by Tenant within fifteen (15) days of Tenant’s receipt of such invoice.

(d)           Each and every of the aforesaid Expense Projection amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the set rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.

(e)           Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year, either before or during the Term, to any other fiscal year or twelve month period. In the event Landlord makes such change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant’s Proportionate Share of Expenses for the period from the end of the then current designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period. If the Building shall have been less than ninety-five percent (95%) occupied during the entire Lease Year, then the Expenses shall be projected for such Lease Year as set forth in the last paragraph of the definition of Expenses contained herein. Real Estate Taxes for the purposes of this Lease shall reflect the full assessed value of the Property multiplied by the tax rate then in effect.

4.             Completion of Improvements.

(a)           Tenant agrees to make the improvements and other work in and to the Demised Premises in accordance with the terms, conditions and provisions of Exhibit B, attached hereto and made a part hereof (“Tenant’s Work”).

(b)           Tenant shall occupy the Demised Premises as soon as reasonably practicable after the same are substantially completed and a certificate (temporary or final) has been issued by appropriate governmental authority permitting occupancy of the Demised Premises for the purposes set forth herein.

5.             Tenant Covenants As To Condition of Premises, and Compliance with Laws.

(a)           In the event that the Property, the Building or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, shall maintain the Demised Premises in good condition and state of repair, and at the end or certain expiration of the term hereof, shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted. If Tenant fails to so maintain and repair the Premises, Landlord shall perform, or cause to be performed, all such maintenance and repairs and Tenant shall pay to Landlord the costs incurred therefor immediately upon demand as Additional Rent.

(b)           Except as set forth below, to Landlord’s knowledge, the Building is currently in material compliance with all applicable governmental laws, rules, regulations and ordinances (including, without limitation, the Board of Fire Underwriters and the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. and any State or municipal counterparts (collectively, the “ADA”)). Any law, rule, regulation or ordinance (including, without limitation, the ADA) applicable to the Premises generally and not as a result of Tenant’s specific and unique manner of use, shall be complied with by Landlord and included as an Operating Expense to the extent permitted under Paragraph 3. Notwithstanding anything to the contrary contained in the foregoing, Tenant agrees to accept the Demised Premises in its “As Is” condition and Tenant acknowledges that certain doorways within the Demised Premises may not comply with applicable law and are the responsibility of Tenant to remedy, if required by applicable law. In addition, Tenant shall, at its sole cost and expense, comply with all applicable governmental laws, rules, regulations and ordinances (including, without limitation, the ADA), and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, including, but not limited to, making structural changes to the Premises or being liable for the costs thereof, if such compliance is necessitated by reason of Tenant’s Work or the specific manner of use by Tenant of the Premises or the use by Tenant of the Premises for purposes other than normal and customary office purposes.

6.             Tenant Improvements, Alterations and Installations.

(a)           All fixtures (including movable trade fixtures), equipment, improvements, alterations, installations which are attached to the Demised Premises and the roof of the Building (pursuant to Paragraph 31), and any additions and appurtenances made by Tenant to the Demised Premises shall be and remain the property of Tenant. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of its personal property and such fixtures, equipment, improvements, alterations and installations as Landlord elects to have removed. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of such items. Any such items or goods or other property of Tenant, not removed by Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant’s eviction, shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant’s risk and expense.

(b)           Tenant, without Landlord’s prior consent, shall have the right to make non-structural alterations, installations, additions or improvements in or to the Demised Premises that (i) involve a total cost of not more than Ten Thousand Dollars ($10,000.00), (ii) do not require a building permit to be issued by any governmental authority to legally make same, and (iii) do not affect any existing building systems outside the Demised Premises and do not impair or affect any existing building systems within the Demised Premises. No other alterations, installations, additions or improvements (structural or non-structural) shall be made by Tenant without Landlord’s express prior written approval, which Landlord agrees shall not be unreasonably withheld. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions or improvements even if Landlord’s prior consent is not required hereunder, (hereinafter called “Alterations”) with copies of proposed plans. All such Alterations shall be done at Tenant’s sole expense and the making thereof shall not interfere with the use of the Building by other tenants or disturb harmonious labor relations with Landlord’s employees, agents, contractors or subcontractors. Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to reasonable attorneys’ fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a lien claim against the Demised Premises and Tenant agrees to secure the removal of any such lien which a contractor purports to file against said premises by payment or otherwise pursuant to law. All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction over the Demised Premises.

(c)           Tenant shall deliver, within 30 days after substantial completion of any Alterations, as-built plans and specifications of the Premises reflecting such Alterations which are suitable for computer scanning by Landlord. In addition, if such as-built plans and specifications are prepared for the Tenant by the Tenant’s architect or engineer on an Autocad Computer Assisted Drafting and Design (“CADD”) System (or other computer system(s)), Tenant shall also deliver magnetic computer media or CD-ROM of such “as-built” drawings and specifications to Landlord.

7.             Various Negative Covenants by Tenant. Tenant agrees that it shall not, without Landlord’s prior written consent:

(a)           Do anything in or near the Demised Premises which will increase the rate of fire insurance on the Property unless Tenant agrees in writing to pay for any such increase;

(b)           Permit the accumulation of waste or refuse matter in or near the Demised Premises except in containers provided therefor;

(c)           Mortgage, hypothecate, pledge or encumber this Lease in whole or in part; or

(d)           Permit any signs, lettering or advertising matter to be erected or attached to the Demised Premises, except as permitted pursuant to Paragraph 9 hereof;

(e)           Encumber or obstruct the Common Areas surrounding the Demised Premises nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.

8.             Various Affirmative Covenants of Tenant. Tenant covenants and agrees that Tenant will:

(a)           At any time and from time to time, but not more often than twice in any Lease Year, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a tenant estoppel certificate in the form annexed hereto and made a part hereof as Exhibit “G” or other customary and reasonable form reasonably acceptable to financial institutions requesting the same relating to matters customarily included in tenant estoppel certificates within ten (10) days of receipt of Landlord’s request accompanied by such certificate.

(b)           Faithfully observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit “C” and such reasonable additional rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants or others in the Property; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees.

9              Building Directory and Signage. Landlord will, at the request of Tenant and at Tenant’s sole cost and expense, maintain (i) listings on the directory located in the lobby of the building; (ii) Building standard signage on the doorway leading to the Demised Premises; and (iii) monument signage on the monument on Allen Road with the size and location of Tenant’s name commensurate with Tenant’s Proportionate Share. No signs of any kind shall be installed or maintained by Tenant without Landlord’s prior written consent.

10.           Casualty and Insurance.

(a)           In the event of partial or total destruction of the Building or the Demised Premises by reason of fire or any other cause Tenant shall immediately after it becomes aware of such destruction notify Landlord of same and Landlord shall promptly restore and rebuild the Building or the Demised Premises at Landlord’s expense (but only to the extent of the insurance proceeds covering such damage), unless Landlord elects by notice to Tenant within ninety (90) days of said destruction not to restore and rebuild the Building or the Demised Premises, and, in such case, this Lease shall terminate. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease if the destruction is limited to the Common Areas of the Building or, if in Landlord’s reasonable opinion, the Demised Premises can be restored to its original condition within one hundred eighty (180) days. If in Landlord’s reasonable opinion, as expressed in a notice to Tenant given within forty-five (45) days after such destruction, the Demised Premises cannot be restored to its original condition within one hundred eighty (180) days, or if the Demised Premises are not restored within two hundred seventy (270) days of the casualty (subject to Force Majeure), or if more than fifty percent (50%) of the Demised Premises are destroyed, Tenant shall have the right to cancel this Lease by providing written notice to Landlord of such cancellation within ten (10) days of receipt of such notice from Landlord, time being of the essence with respect to such notice, and such termination shall be effective thirty (30) days after the date of such notice, provided, however, that Landlord may nullify any such notice by completing such restoration and rebuilding within such thirty (30) day period. In the event the Demised Premises are totally or materially destroyed during the last twelve (12) months of the Term or last twelve (12) months of any extensions or renewals thereof, unless Tenant shall have exercised any further renewal options herein prior to such fire or destruction so that this Lease, including only irrevocably exercised renewals, has a remaining Term of more than twelve (12) months, either Landlord or Tenant shall have the right to cancel this Lease by providing written notice to the other of such cancellation within ten (10) days of such fire or destruction, time being of the essence with respect to such notice, and such termination shall be effective thirty (30) days after the date of such notice. If Landlord is obligated to restore and rebuild the Demised Premises or, if it is not obligated, Landlord elects to restore and rebuild the Demised Premises, then during the period of restoration of any such area, and, if any portion of Demised Premises are rendered untenantable by said damage, Tenant shall be relieved of the obligation to pay that portion of the rent herein reserved which relates to said untenantable area. If the Lease is canceled by either Landlord or Tenant pursuant to this Paragraph 10(a), and provided that Tenant is not in default under this Lease at the time of such cancellation, Landlord shall return the Security Deposit to Tenant subject to the terms of Paragraph 20 of this Lease.

(b)           Tenant shall, at Tenant’s sole cost and expense, but, except to the extent prohibited by law with respect to workmen’s compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time determine including the lessors under any ground leases or underlying leases and any mortgagees, maintain or cause to be maintained (a) comprehensive general liability insurance, including but not limited to, premises, bodily injury, personal injury and contractual liability, coverages for any and all or injury resulted from any act or omission on the part of Tenant or Tenant’s contractors, licensees, agents, visitors or employees, on or about the Demised Premises including such claims arising out of the construction of improvements on the Demised Premises, such insurance to afford protection to the Limit of not less than Five Million Dollars ($5,000,000.00) in respect to injury or death to any one person or to any number of persons or property damage arising out of a single occurrence; (b) workmen’s compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises and (c) “all risk” coverage on all of Tenant’s personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenants improvements and alterations in or about the Demised Premises, to the extent of their full replacement value. In the event Landlord, at any time during the term of the Lease, reasonably determines that Tenant’s insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Property, Landlord shall have the right to require Tenant to increase its insurance coverage. All such insurance shall, to the extent permitted by law, name Landlord, any mortgagees and ground lessors of the Land and the Building and their successors and assigns as additional insureds (the “Additional Insureds”) and shall be written by a good and solvent insurance carrier authorized to do business in the State of New Jersey.

(c)           Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance and payment of premiums thereon to Landlord. Such insurance shall be in form reasonably satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days’ written notice to Landlord at the address specified in Paragraph 18 of this Lease. Tenant waives all rights of recovery against Landlord and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property or persons for which the Tenant is insured.

(d)           During the term of this Lease, Landlord and Tenant shall each maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of the other and the Additional Insureds from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to the other. Such waiver shall be in a form reasonably satisfactory to the other and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days’ written notice to the other at the address, specified in Paragraph 18 of this Lease.

(e)           Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.

(f)            Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

(g)           Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord and the Additional Insureds.

(h)           Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.

(i)            Failure of Tenant to maintain any of the insurance required under this Lease or to cause to be provided in any insurance policy the material requirements set forth in this Paragraph 10, shall constitute a default under this Lease without any notice being required by Landlord.

(j)            Landlord shall maintain, at Landlord’s sole cost and expense, during the Term of this Lease, fire insurance with standard “all risk” coverage for the Building. Such coverage shall equal one hundred percent (100%) of the full replacement cost of the Building.

11.           Indemnification. Each of Landlord and Tenant shall indemnify, defend and hold harmless the other, the Additional Insureds, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, legal and collection fees), loss or liability suffered or incurred as a result of or in connection with (i) any breach by such party of its obligations contained in this Lease or (ii) its acts or the acts of its agents, servants, invitees, contractors or employees (not arising as a result of the other party’s negligence or willful misconduct).

12.           Non-Liability of Landlord. Landlord shall not be liable for (and Tenant shall make no claim for) any property damage which may be sustained by Tenant or any other person:  (i) as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or (ii) by reason of the elements; or (iii) resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or of the Landlord or Landlord’s or this or any other tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors except for the willful misconduct or negligence of Landlord or its agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or (iv) attributable to any interference with, interruption of or failure, except resulting from Landlord’s negligence, of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12. Tenant shall indemnify Landlord from any expense (including legal fees), loss, liability or damages suffered or incurred in connection with the matters referred to in this Paragraph.

13.           Remedies and Termination upon Tenant Default.

(a)           This Lease and the term and estate hereby granted are subject to the limitation that:

(i)            if Tenant defaults in the payment of any Rent, and such default continues for 5 business days after Landlord gives to Tenant a notice specifying such default, or

(ii)           if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Paragraph (a)(i), (iii), (iv) or (v), and if such default continues and is not cured within 15 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant’s reasonable control cannot with due diligence be cured within such period of 15 days, if Tenant shall not immediately upon the receipt of such notice, (a) advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default or (b) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, or

(iii)          if this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant except in accordance with Paragraph 27 hereof, or

(iv)          if Tenant shall abandon the Premises for longer than 45 days (and the fact that any of Tenant’s property remains in the Premises shall not be evidence that Tenant has not abandoned the Premises), or

(v)           if a default of the kind set forth in Paragraph 13(a) (i) shall occur and have been cured, and if a similar default shall occur more than two times within the next 365 days, whether or not such similar defaults are cured within the applicable grace period, then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 business days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 business days with the same effect as if the last of such 5 business days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

(b)           If Tenant defaults in the payment of any Rent and such default continues for 5 business days after Landlord’s notice, or if this Lease shall terminate as in Paragraph 13(a) provided, Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable hereunder).

(c)           If this Lease is terminated under Paragraph 13(a), or if Landlord re-enters the Premises under Paragraph 13(b), Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(i)            a sum which, at the time of such termination, represents the then value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (c)(i) the amount of Additional Rent which would have been payable by Tenant under this Lease shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Rent payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur), or

(ii)           sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Paragraph 13(c), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting, and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

(d)           Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

(e)           In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

(f)            Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

(g)           Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord’s discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant’s obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

(h)           If Landlord places the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the

Premises, in the hands of an attorney, or files suit upon the same, or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Tenant, Tenant shall, upon demand, reimburse Landlord for Landlord’s attorneys’ fees and disbursements and court costs.

14.           Holdover. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall (a) pay as holdover rental for each month of the holdover tenancy an amount equal to 200% of the greater of (1) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and (b) be liable to Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) by reason of the late delivery of space to the new Tenant as a result of Tenant’s holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant and (iii) any claim for damages by any New Tenant. No holding over by Tenant after the term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Paragraph 14 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

15.           Services; Electric Energy.

(a)           Landlord will:  (i) supply heat for the warming of the Demised Premises and the public portions of the Building during Business Hours in the cold season, when and as required by law; (ii) furnish to, and distribute in, the Demised Premises air conditioning during Business Hours when it may be required for the comfortable occupancy of the Demised Premises by Tenant; (iii) provide snow and ice removal for the parking area, sidewalks and driveways in a reasonably expeditious manner; and (iv) provide refuse removal from a dumpster to be provided on site to be used for normal waste attendant to an office building. “Business Hours” as used in this Lease, means 8:00 a.m. to 6:00 p.m. on weekdays and 9:00 a.m. to 1:00 p.m. on Saturdays, and not including Sundays and those legal holidays listed in Exhibit D annexed hereto and made a part hereof. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord will clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit E. The cost of the services and utilities provided pursuant to this Paragraph 15(a) (except for the cost of electricity paid directly by Tenant pursuant to this Paragraph 15) is included in Expenses as defined in Paragraph 3(a). Landlord shall provide access to the Demised Premises to Tenant’s employees on a twenty-four (24) hour basis seven (7) days per week, fifty-two (52) weeks per year, including elevator service. Access to the Building before or after the Business Hours shall be provided through a key card entry system. It is understood by Tenant that the key card system is used in lieu of normal keys, and is not designed or intended to provide security to a designated tenant. Tenant may, upon Landlord’s prior written consent and subject to the terms of Paragraph 6 hereof, make modifications to the key card system or install additional systems or camera surveillance reasonably required by Tenant at Tenant’s cost and expense, provided such installations or alterations do not interfere with access to the Building by other tenants.

(b)           Provided Tenant is not then in default of this Lease beyond applicable grace periods, Landlord will provide to Tenant overtime HVAC services when and to the extent requested by Tenant or when activated by Tenant’s use of an overtime thermostat and time clock and in accordance with such reasonable conditions as shall be determined by Landlord. Tenant shall pay to Landlord, as Additional Rent, an initial charge equal to Seventy-five Dollars ($75.00) per hour for such HVAC service to the Demised Premises, which charge may be increased by Landlord during the Term of this Lease to reflect Landlord’s actual cost for such services. Such charge shall constitute a direct charge to Tenant and not an Expense pursuant to Paragraph 3. Notwithstanding the foregoing, the first fifty (50) hours of overtime HVAC requested by Tenant each year shall be provided at no additional charge.

(c)           Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water electricity, labor or supplies, or by reason of another similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption. Landlord shall use reasonable diligence (which shall not include incurring overtime charges) to make such repairs as may be required to machinery or equipment in the Building to provide restoration of any service and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the Property boundaries, to cause the same to be restored by diligent application or request to the provider. Landlord shall provide Tenant with reasonable prior written notice of any planned interruptions of utilities, facilities and service.

(d)           Landlord shall furnish to Tenant, through the transmission facilities installed in the Demised Premises, electric energy to be used by or for the benefit of Tenant, at Tenant’s expense as provided in this Article 15, in or in respect to the Demised Premises in such reasonable quantity as shall be sufficient to provide for the heating, ventilation and air conditioning of the Demised Premises and otherwise to meet Tenant’s ordinary business needs for lighting and the operation of its business machines, including photocopy equipment and computer and data processing equipment, provided that Landlord shall not be obligated to provide such electrical energy in an amount in excess of an average connected load of 4 kilowatts of electric consumption per square foot of rentable area for such purposes.

(e)           In the event Tenant exercises its Right of Second Offer to lease Additional Space in either the east or west wing of the first floor of the Building as provided for in Paragraph 32, and such Additional Space is not separately metered, Tenant shall pay, upon presentation of a bill or bills from Landlord, its proportionate share (“Tenant’s Share”) of the actual cost of electric energy used by all tenants of either the east or west wing of the first floor, as the case may be, as measured by the applicable electric meter. For purposes of this Paragraph, Tenant’s Share shall be determined by dividing the rentable square feet of the Demised Premises located in either the east or west wing of the first floor leased by Tenant by the total rentable square feet of the east or west wing of the first floor of the Building. Landlord shall have the right to modify Tenant’s Share of electrical expense at any time following the Additional Space Commencement Date, as defined in Paragraph 32, by having a survey (the “Survey”) made by a licensed independent electrical engineer selected by Landlord (“Surveyor”) as an Expense hereunder. The amounts determined by said Survey shall be based upon certain theoretical assumptions incorporating approximate estimates of the probable consumption of electric energy by the lighting fixtures and other equipment and business machines installed in the Demised Premises, the anticipated periods of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electric energy. The determination of the electricity charges by the Surveyor shall be expressed as an annual dollar amount per square foot of the Demised Premises and shall be binding and conclusive on Landlord and on Tenant unless within fifteen (15) days after the delivery of a copy of such determination to Tenant, Tenant disputes such determination by written notice to the Landlord. Pending the resolution of any such dispute, however, Tenant shall pay to Landlord in accordance with the provisions of this Paragraph 15(e), the amount as determined by the Surveyor; provided, however, that if the electricity charge as finally determined is different from that determined by the Surveyor, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the determination of the Surveyor. Any dispute by Tenant over the determination of electricity charges by the Surveyor shall be resolved by Tenant and Landlord selecting a different licensed electrical engineer acceptable to both Landlord and Tenant, to prepare a new survey (“New Survey”), which new survey shall be binding on Landlord and Tenant. The cost of such New Survey shall be borne by Tenant unless the amount determined by the Surveyor shall be more than 10% than that determined in the disputed survey, in which latter event Landlord shall bear such cost.

(f)            Throughout the term of this Lease, Landlord, at the Expense of Tenant may cause a new Survey to be made by the Surveyor to determine if a further adjustment in the electricity charges is warranted. When any such Survey (the “Subsequent Survey”) is so completed and delivered to Tenant, the cost of electricity as set forth in the Subsequent Survey shall become binding upon both parties as of the first day of the month next succeeding the month in which Landlord receives a copy of the Subsequent Survey, unless within fifteen (15) days after the delivery of such Subsequent Survey, Tenant notifies Landlord, in writing, that it disputes the amount set forth in said Subsequent Survey. Settlement of the dispute shall be made in the same manner as provided in Paragraph 15(e) of this Lease.

(g)           The charge for electricity determined in accordance with the provisions of this Article 15(e) and (f) shall be paid by Tenant to Landlord as Additional Rent hereunder in the following manner:

(i)            commencing on the Additional Space Commencement Date and on the first day of each month thereafter until Tenant receives a copy of the Survey; if any, as provided in Paragraph 15(e), Tenant’s Share of electrical expense;

(ii)           commencing on the first day of the month next succeeding the month in which Landlord and Tenant receive a copy of the Survey (or the New Survey if one is prepared pursuant to Paragraph 15(e) above), an amount equal to one-twelfth (1/12) of the annual electricity charge allocable to the Additional Space as determined by the Survey; and

(iii)          on the first day of each month thereafter, throughout the term of this Lease one-twelfth (1/12) of the annual electricity charge allocable to the Additional Space as determined by the Survey or any Subsequent Survey (or the New Survey, if applicable).

Within thirty (30) days after determination of the electricity charge in accordance with the Survey, Landlord or Tenant, as the case may be, shall reimburse the other party for any overpayment or underpayment of such charge calculated by comparison of the total amount of estimated electricity charges paid with the amount which would have been payable since the Commencement Date in accordance with the Survey.

(h)           If the cost to Landlord of electricity shall have been increased or decreased subsequently, by change in Landlord’s electric rates, charges, fuel adjustment, or by taxes of any kind imposed thereon, or for any other such reason, then the aforesaid electricity charge as determined by the Survey or Subsequent Survey shall be increased or decreased in the same percentage.

(i)            Landlord shall have the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than thirty (30) days’ notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant.

(j)            If Landlord discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeds, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by Landlord at Tenant’s expense. There shall be no discontinuance of the furnishing of electric current to the premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building, so that there is no interruption in the continuity of electric service.

(k)           In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially furnished as herein provided and if, in Landlord’s reasonable judgment such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disrupt other tenants or occupants of the Building, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.

(l)            Landlord, at Tenant’s reasonable expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent), starters and ballasts used in the Premises, provided that the costs of such purchase and installation shall be at costs conforming to market standards.

(m)          In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of the lighting fixtures and Tenant’s business machines and equipment.

(n)           Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric energy furnished to the Demised Premises except for actual damage other than property damage suffered by Tenant by reason of any negligence of Landlord.

(o)           Electric energy for the portion of the Demised Premises located on the fourth floor of the Building is obtained directly from the public utility furnishing electric service to the Building and is equipped with its own electrical meter. In addition to Paragraph 15(g), Tenant agrees to pay directly to the utility furnishing such electric service the actual cost thereof as measured by the applicable electric meter.

16.           Subordination.

(a)           This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, operating leases, overriding leases and underlying leases of the Land and/or the Building (or any portions thereof) now or hereafter existing, and to all mortgages (and construction loan agreements) which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages (or construction loan agreements), and to all renewals, modifications, replacements, substitutions and extensions of such leases and mortgages, and to all spreaders and consolidations of such mortgages. This Paragraph 16(a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if requested, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Paragraph 16 are herein sometimes called “superior leases” and the mortgage to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called ‘superior mortgages’. The lessor under any superior lease is sometimes herein referred to as a “Superior Lessor”, and the mortgagee under any superior mortgage is herein sometimes referred to as a “Superior Mortgagee”.

(b)           If, in connection with the obtaining, continuing or renewing of any financing for which the Building, the Land or the interest of the lessee under any superior lease represents collateral, in whole or in part, any bank, insurance company, pension fund or other lending institution shall request reasonable modifications of this Lease as a condition of its granting such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not (i) increase the rental obligations or other costs and expenses payable by Tenant under this Lease, (ii) increase or decrease the Term, (iii) decrease the services required to be provided by Landlord hereunder, (iv) materially increase any of Tenant’s other obligations under this Lease, or (v) materially adversely affect any of Tenant’s other rights under this Lease or materially diminish Landlord’s obligations hereunder.

(c)           In the event of any act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant agrees that Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior lease and superior mortgage whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under its superior mortgage or superior lease, as the case my be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to, remedy such act or omission.

(d)           If any Superior Lessor or Superior Mortgagee, or such persons’ successors or assigns, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called “successor landlord”) and upon successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. From and after the date of Tenant’s attornment, the successor landlord shall perform the obligations of Landlord to be paid or performed pursuant to the terms of this Lease. The foregoing provisions of this Paragraph 16 shall inure to the benefit of any successor landlord, shall apply notwithstanding that as a matter of law this Lease may terminate upon the termination of the superior lease or superior mortgage, shall be self operative, upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the executory terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor landlord shall not:

(i)            be liable for any previous act or omission or negligence of Landlord under this Lease;

(ii)           be subject to any counterclaim, offset, or defense not expressly provided for in this Lease and asserted with reasonable promptness, which shall have theretofore accrued to Tenant against Landlord;

(iii)          be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s Fixed Rent or Additional Rent payable pursuant to this Lease (exclusive of any payment in the nature of a security deposit), unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease; or

(iv)          be obligated to repair the Demised Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to the successor landlord, or be obligated to repair the Demised Premises or the Building or any part thereof in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to the successor landlord as consequential damages allocable to the part of the Demised Premises or the Building not taken.

(e)           Nothing contained in this Article 16 shall be construed to impair any right otherwise exercisable by any Superior Mortgagee or Superior Lessor.

(f)            The holder of a superior mortgage may elect that this Lease shall have priority over such superior mortgage and upon notification to Tenant by the holder of such superior mortgage, this Lease shall be deemed to have priority over such superior mortgage whether this Lease is dated prior to or subsequent to the date of such superior mortgage.

(g)           Tenant shall not knowingly do or suffer or permit anything to be done which would constitute a default under any superior mortgage or superior lease or cause any superior lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in the lessor thereunder, it being understood that the Permitted Use hereunder shall not be deemed to be a violation of such superior mortgage or superior lease.

(h)           Landlord shall use commercially reasonable efforts to obtain and provide to Tenant an agreement (a “Non-Disturbance Agreement”) from the holder of any mortgage hereafter encumbering the Property, in the usual form of such holder, in favor of Tenant, providing in substance that so long as Tenant is not in default under the terms of this Lease, the right of possession of Tenant to the Demised Premises shall not be affected or disturbed by such holder in the exercise of any of its rights under the mortgage or any note secured thereby, and any sale of the Property pursuant to the exercise of any rights and remedies under the mortgage or otherwise shall be made subject to Tenant’s right of possession under this Lease. Such efforts shall include making a written request to each such holder for such Non-Disturbance Agreement. Landlord shall incur no liability, nor shall this Lease or the obligations of Tenant hereunder be affected in any manner, in the event Landlord shall be unable to obtain a Non-Disturbance Agreement from the holder of any mortgage in favor of Tenant. Furthermore, Landlord shall not be required to incur any expense (other than a reasonable processing fee) or pay any consideration in order to obtain any Non-Disturbance Agreement in favor of Tenant.

17.           Landlord’s Cure of Tenant’s Default. If Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or at the option of Landlord shall be added to the installment of rent due immediately thereafter, but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions contained in this Lease.

18.           Notices. Any notice, demand, statement or other communication which under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery to the respective parties as follows or by registered or certified mail, return receipt requested, or by reputable private overnight delivery service addressed to the respective parties as follows:

To Landlord:	OP & F Bernards – 78, L.L.C.
c/o Lend Lease Real Estate Investments, Inc.
787 Seventh Avenue, 46th Floor
New York, New York 10019
Attention: John Carrick, Vice President

Denise D. Pursley, Esq.
Nixon Peabody LLP
990 Stewart Avenue
Garden City, New York 11530

To Tenant:	Reliant Pharmaceuticals LLC
721 Route 202/206 South
Bridgewater, New Jersey 08807
Attention: Michael J. Lerner, Esq.
Vice President and General Counsel

Latham & Watkins
885 Third Avenue
New York, New York 10022
Attention: James Hisiger, Esq.

With a copy to the Demised Premises after the Rent Commencement Date.

Any such notice, demand, statement or other communication shall be deemed to have been given or made upon hand delivery or when deposited, postage paid, in the U.S. Mail, or delivered, charges prepaid or charged to sender to a reputable private overnight delivery service, as the case may be. Any of the above addresses may be changed at any time notice is given as above provided.

19.           Quiet Enjoyment. Landlord covenants that upon keeping and performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effect of the application of same.

20.           Security Deposit.

(a)           Tenant shall deposit the sum of One Million Nine Hundred Fifty-six Thousand Nine Hundred One and 20/100 Dollars ($1,956,901.20) (the “Security Deposit”) with Landlord upon the execution of this Lease in the form of a clean, irrevocable, non-documentary and unconditional letter of credit substantially in the form attached hereto as Exhibit H, as reduced in accordance with subparagraph (e) below (the “Letter of Credit”) as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided.

(b)           The Letter of Credit shall be issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in the City of New York (the “Issuing Bank”), with an Issuing Bank which Landlord shall reasonably approve. The Letter of Credit shall (i) name Landlord as beneficiary, (ii) be in the amount of the Security Deposit, (iii) have a term of not less than one year, (iv) permit multiple drawings, (v) be fully transferable by Landlord to any assignee of Landlord’s interest in the Lease in accordance with the terms hereof without the payment of any fees or charges, and (vi) otherwise be in form and content as set forth on Exhibit H attached hereto and made a part hereof; provided, however, that Landlord shall in no event be obligated to accept a Letter of Credit, for any amount less than $50,000. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least 60 days after the Expiration Date, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than 30 days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Unless Tenant replaces the Letter of Credit within such 30 day period with a replacement Letter of Credit from an Issuing Bank reasonably approved by Landlord, Landlord shall have the right, upon receipt of a Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Paragraph 20. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in New York City. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

(c)           If Tenant defaults in the payment of performance of any of the terms, covenants or conditions of this Lease, including the payment of rent, after any applicable notice and/or grace periods, Landlord may notify the Issuing Bank in writing of the nature of Tenant’s default and certify that Landlord has the right to draw upon the Security Deposit (with a copy of such notice to be sent to Tenant) and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit, and use, apply, or retain the whole or any part of such proceeds, as the case maybe, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and (ii) any damages to which Landlord is entitled pursuant to this Lease or applicable legal requirements, whether such damages or deficiency accrue before or after summary proceedings or other reentry by Landlord. If Landlord uses, applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains) shall be returned to Tenant within 60 days after the expiration or earlier termination of this Lease and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant’s obligations to pay Rent hereunder.

(d)           Upon a sale of the Building or the Property or a leasing of the Building, or any financing of Landlord’s interest therein, Landlord shall transfer the Letter of Credit to the vendee, lessee or lender. Within 10 days after notice from Landlord of any such anticipated sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or lender, as designated by Landlord in the foregoing notice, or to have the Letter of Credit reissued in the name of the new landlord or lender. Tenant shall look solely to the new landlord or lender for the return of such Letter of Credit, and the provisions of this Paragraph 20 shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant will not assign or encumber, or attempt to assign or encumber, the Letter of Credit, and neither Landlord nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

(e)           Provided Tenant is not in default beyond applicable grace periods, the Security Deposit shall be reduced during the term hereof as follows:

(i)            On the second anniversary of the Commencement Date, provided that Tenant’s total revenues for calendar year 2002 exceed $500,000,000 and Tenant’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceed $100,000,000, as evidenced by an audited financial statement and a certification from the Chief Financial Officer of Tenant, both provided to Landlord, the Letter of Credit shall be reduced by the sum equal to two (2) times the then current Monthly Fixed Rent;

(ii)           On the anniversary of the Commencement Date for each year thereafter, provided that Tenant’s total revenues for the immediately preceding calendar year exceed $700,000,000 and Tenant’s EBITDA exceed $365,000,000, as evidenced by an audited financial statement and a certification from the Chief Financial Officer of Tenant, both provided to Landlord, the Letter of Credit shall be reduced by the sum equal to two (2) times the then current Monthly Fixed Rent until such time as the Security Deposit equals six (6) times the then current Monthly Fixed Rent. At no time shall the Security Deposit be reduced below six (6) times the then current Monthly Fixed Rent.

21.           Inspection and Entry by Landlord.

(a)           At reasonable hours and upon reasonable notice to Tenant, Tenant agrees to permit Landlord and Landlord’s agents, employees or other representatives to show the Demised Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to rent or purchase the same. Tenant agrees that on and after the ninth month next preceding the expiration of the term hereof, at reasonable hours and upon reasonable notice to Tenant, Landlord or Landlord’s agents, employees or other representatives shall have the right to show the Demised Premises to any prospective tenant or to place notices on the front of the Building or any part thereof, offering the Demised Premises for rent or for sale; and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation, provided that Landlord shall use its reasonable efforts to avoid any disruption to the business of Tenant or its use and enjoyment of the Demised Premises.

(b)           Tenant agrees that Landlord and Landlord’s agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours and upon reasonable notice (except in case of emergency), for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, provided that Landlord shall (without incurring overtime charges) use its reasonable efforts to avoid any disruption to the business of Tenant or its use and enjoyment of the Demised Premises. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

22.           Brokerage. Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of the within Lease other than the Designated Broker. Landlord shall pay the Designated Broker a commission pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant’s attention or to have called Tenant to Landlord’s attention. Landlord agrees to indemnify and hold Tenant harmless from any claim made by the Designated Broker for any commission in connection with this transaction.

23.           Parking. Tenant shall have the right under this Lease to the exclusive use of the Reserved Spaces and the non-exclusive use of the Non-Reserved Spaces in the parking lot of the Property in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time. Landlord shall have the right to assign the location of said parking spaces or may designate the location of same from time to time. Tenant agrees not to overburden the parking lot by exceeding the Tenant Allocated Parking Spaces as defined in Paragraph 13 of the Preamble.

24.           Renewal Option.

(a)           Tenant is hereby granted two (2) options to renew this Lease for an additional term of five (5) years each, subject to the terms of this Paragraph 24. In the event that Tenant desires to renew the Lease it shall give notice in writing to Landlord of its intention to renew the Lease at least twelve (12) months prior the Expiration Date. All of the terms and conditions of this Lease shall remain in effect during the Renewal Term, except that the annual Fixed Rent payable during the Renewal Term shall be the annual fair market rental value of the Demised Premises based on renewal lease for Class “A” office space in the Liberty Corner/I-78 area of Somerset County (the “Fair Market Value”) as of the date which is sixty (60) days prior to the commencement date of such Renewal Term, but in no event shall the annual Fixed Rent be less than the annual Rent payable during the year preceding the first year of the Renewal Term.

(b)           The Fair Market Value of the Demised Premises for purposes of Subparagraph (a) of this Paragraph 24 shall take into account the provisions of this Lease and shall be set forth by Landlord in a notice to Tenant at least sixty (60) days prior to the commencement of the applicable renewal term. The Fair Market Value set forth in such notice shall be binding upon both parties unless Tenant shall notify Landlord of its objection within twenty (20) days after receipt of such notice. In the event of such an objection which is not resolved within twenty (20) days thereafter, Tenant, at its own expense, shall designate an MAI appraiser in the Bernards Township/Bedminster area of Somerset County. Tenant’s designated appraiser shall then determine and promptly report to both parties in writing the Fair Market Value of the Demised Premises, which report shall be binding upon both parties unless Landlord shall object to same within twenty (20) days after receipt of said report. If Landlord shall so object, both parties shall jointly appoint a separate MAI appraiser who shall determine the Fair Market Value. The costs of such appraisal shall be shared equally by Landlord and Tenant. If Landlord and Tenant cannot agree on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the Somerset County, New Jersey area and in such event the judgment of a majority of the two appraisers and Landlord shall be final and binding upon the parties.

(c)           It shall be a condition of the exercise of the option set forth in this Paragraph 24, that at the time of the exercise of said option, Tenant shall not be in default under this Lease.

25.           Landlord’s Inability to Perform. This Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

26.           Condemnation. If (a) the Land, Building and Demised Premises leased herein, or of which the Demised Premises is a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or (b) if suit or other action shall be instituted for the taking or condemnation thereof, or (c) if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the Land, Building and the Demised Premises or any portion thereof, then this Lease, at the option of Landlord shall terminate, and the term hereof shall end as of such date as Landlord shall fix by notice in writing; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings, other than moving or relocation expenses or other damages which are the subject of an independent claim and do not reduce Landlord’s award or an independent claim for its furniture, fixtures and equipment (other than Tenant’s Work); and, subject to the above, all rights of Tenant to damages, if any, are hereby assigned to Landlord. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Land, Building and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant’s breach hereof.

27.           Assignment and Subletting.

(a)           In the event that Tenant desires to assign or sublease the whole of the Demised Premises to any other party the terms and conditions of such assignment or sublease shall be communicated to Landlord in writing not less than thirty (30) days prior to the effective date of any such assignment or sublease, and, prior to such effective date, Landlord shall have the option, exercisable in writing to Tenant, to recapture this Lease so that such prospective assignee or sublessee shall then become the sole Tenant of Landlord hereunder or alternatively to recapture said space and Tenant shall be fully released from any and all obligations hereunder. Within thirty (30) days after such recapture has become effective, and provided Tenant is not in default under this Lease, Landlord shall return to Tenant the Security Deposit.

(b)           In the event that the Landlord elects not to recapture the Lease as hereinabove provided, or in the event that Tenant desires to assign or sublease less than the whole of the Demised Premises, and provided that the terms and conditions of such assignment or sublease shall be communicated to Landlord in writing no less than forty-five (45) days prior to the effective date of such assignment or sublease, Tenant may assign this Lease or sublet the whole or a portion of the Demised Premises, subject to the Landlord’s prior written consent, which consent shall not be unreasonably withheld, and subject to the consent of any mortgagee, or ground lessor and on the basis of the following terms and conditions:

(i)            Tenant shall provide to Landlord the name and address of the assignee or sublessee.

(ii)           The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord at least ten (10) days prior to the effective date of the assignment or sublease.

(iii)          Tenant and each assignee or sublessee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Rent, Additional Rent and other charges due hereunder through the entire term of this Lease, as the same may be renewed, extended or otherwise modified. In the case of a sublease for less than the entire Demised Premises, such sublessee’s obligations hereunder shall be limited to its proportionate share.

(iv)          Tenant shall promptly pay to Landlord fifty percent (50%) of any consideration other than rent received for or in connection with any assignment or sublease, however denominated, and fifty percent (50%) of all of the rent, as and when received, in excess of the Fixed Rent required to be paid by Tenant for the area assigned or sublet, after first deducting therefrom any reasonable and customary costs or expenses paid by Tenant in connection with the assignment or sublease (including brokerage commissions, reasonable attorney’s fees, build out allowances (other than Tenant’s Work), free rent and other normal and customary concessions).

(v)           In any event, the acceptance by Landlord of any rent from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire terms of this Lease.

(vi)          Tenant shall only assign or sublet the Demised Premises to an assignee or sublessee (1) whose financial status is acceptable to Landlord, at Landlord’s reasonable discretion, which denial shall be deemed to be unreasonable if such assignee or sublessee has a net worth equal to or greater than that of Tenant, and (2) whose use is the same use as Tenant’s use, the quality of tenant’s operations in the performance of said use to be acceptable to Landlord, at Landlord’s reasonable discretion.

(vii)         Landlord shall require One Thousand Five Hundred ($1,500) Dollars payment to cover its handling charges for each request for consent to any assignment or sublet prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.

(viii)        The assignment or sublease shall provide that there shall be no further assignments and/or subletting without Landlord’s consent.

(c)           Notwithstanding anything contained in this Paragraph 27 to the contrary, Tenant shall have the right to convert to a “C” corporation and such conversion shall not be deemed to be an assignment or sublease under this Paragraph 27.

28.           Environmental Laws.

(a)           Tenant shall, at Tenant’s own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder (“ISRA”). Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (“the Bureau”) of the New Jersey Department of Environmental Protection (“NJDEP”) as and when required under ISRA. Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges or hazardous substances or wastes which occur during the term of this Lease, either:  (i) at the Property as a result of Tenant’s actions or those of its employees, agents, licensees, invitees or contractors, or (ii) at the Demised Premises regardless of whether resulting from Tenant’s action or inaction or those of its employees, agents, licensees, invitees or contractors, except to the extent that such spills or discharges were the result of Landlord’s actions or inactions, or those of Landlord’s employees, agents, licensees, invitees or contractors; then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes which occur during the term of this Lease either (i) at the Property as a result of Tenant’s actions or those of its employees, agents, licensees, invitees or contractors, or (ii) at the Demised Premises regardless of whether resulting from Tenant’s action or inaction or those of its employees, agents, licensees, invitees or contractors, except to the extent that such spills or discharges were the result of Landlord’s actions or inactions, or those of Landlord’s employees, agents, licensees, invitees or contractors; and Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP.

Landlord shall indemnify, defend and save harmless Tenant from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Property except those for which Tenant is responsible pursuant to this Paragraph 28; and from all fines, suits, procedures, claims and actions of any kind except those arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP provided, however, in no event shall Landlord be liable for any loss of business, loss of profits, damage to business or business reputation, or any consequential damages as a result of such spill or discharge. The obligations and liabilities set forth in this paragraph shall survive termination of this Lease. Tenant’s failure to abide by the terms of this paragraph shall be restrainable or enforceable by injunction.

(b)           Tenant shall promptly provide Landlord with all documentation and correspondence provided to NJDEP with respect to the Demised Premises pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder.

(c)           Tenant shall promptly supply to Landlord, all reports and notices made by Tenant with respect to the Property pursuant to the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder.

(d)           Tenant shall provide Landlord with its Standard Industrial Classification number (including the Major Group Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States) with respect to its operations associated with the Demised Premises. Tenant shall notify Landlord immediately of any changes or anticipated changes in Tenant’s Standard Industrial Classification number.

(e)           Tenant covenants and agrees as follows with respect to all matters arising out of Tenant’s use of the Demised Premises:

(i)            Not to use or permit the use of the Demised Premises for the purpose of storing, refining, producing, transferring, processing or transporting “Hazardous Substances” as such term is defined in N.J.S.A. 58:10-23.11(b)(k) or N.J.S.A. 33:1 K-8;

(ii)           Not to use the Demised Premises for the purpose of generating, manufacturing, storing, refining, transporting, treating or disposing of “Hazardous Substances” or “Hazardous Wastes” as such terms are defined in N.J.AC. 7:26B-l.3;

(iii)          Not to use the Demised Premises in a manner that would, solely by virtue of such use by Tenant and not due to the general nature of Tenant’s business, constitute the Demised Premises, or the building wherein the Demised Premises are situated, or the Tenant’s operations therein, an “Industrial Establishment” under N.J.S.A. 13:1K-6 et seq.;

(iv)          To promptly cure any violation by Tenant of any and all environmental laws or regulations upon notification thereof;

(v)           Not to cause or permit as a result of Tenant’s intentional or unintentional action or omission a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a “Hazardous Substance”, as such term is defined in N.J.S.A. 58:10- 23.11 (b)(k) into waters or onto land of the State of New Jersey or onto lands or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey unless the release, spill, leak, pumping, emission, pouring, emptying, or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities;

(vi)          Not to cause or permit to exist, on or at the Demised Premises, as a result of an intentional or unintentional act or omission, a “release” or “threat of release” of Hazardous Substances as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §601 et seq.

(vii)         Promptly clean up the results of any use, act or omission in violation of the provisions of Paragraph 28 in compliance with all governmental laws and regulations applicable thereto and obtain such certifications or proof of cleanup as may be required by the appropriate governmental authorities, Landlord, and Landlord’s mortgagee;

(viii)        Upon the expiration or earlier termination of this Lease, Tenant covenants and agrees to apply at its own expense for a letter of nonapplicability with respect to the Demised Premises from and on the form provided by NJDEP upon request by the Landlord. In the event Tenant is unable to receive a letter of non-applicability with respect to the Demised Premises, Tenant shall obtain from the NJDEP an approved negative declaration or implement and complete an approved cleanup plan for the premises, all at Tenant’s cost and expense.

(ix)           In the event the Lease is terminated for any reason, and Landlord is unable to use or lease the Demised Premises because Tenant has not obtained from the NJDEP a letter of non-applicability, an approved negative declaration or implemented and completed an approved cleanup plan or otherwise failed to comply with ISRA, then at Landlord’s option, (a) Tenant shall continue to pay rent and all additional rent until same is complied with or completed, as the case may be, or (b) Tenant shall be deemed a holdover tenant subject to the provisions of N.J.S.A. 2A:42-6 and pay double the monthly rent paid as of the Last month of the term until Tenant has complied with ISRA. However, Tenant shall have no right to possession of the Demised Premises except to facilitate the requirements contained herein.

The foregoing covenants in this Paragraph 28(e)(i), (ii) and (vi) shall not apply to, and Tenant shall be permitted to use and store, substances customarily used in general administrative offices in the normal course of business, such as copying machines and other office equipment, maintenance and cleaning materials all in accordance with applicable laws, orders and regulations.

(f)            Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant with respect to the Property to NJDEP, the United States Environmental Protection Agency (“EPA”), the United States Occupational Safety and Health Administration (“OSHA”), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances.

(g)           Tenant shall promptly execute and deliver to Landlord and NJDEP any submissions requested by Landlord with respect to ISRA applicable to the Demised Premises or the Property at least three (3) months prior to the expiration of the Term of this Lease.

(h)           Landlord represents that, to its knowledge, there are no toxic or environmental conditions at the Building or the Demised Premises which require remediation under any existing environmental laws of any governmental instrumentalities having jurisdiction thereof.

29.           Parties Bound.

(a)           The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto, with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Paragraph 7(c) hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Paragraph 29 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.

(b)           Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect of any other covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord’s estate and property in the Property (or the proceeds thereof) for the satisfaction of Tenant’s remedies arising out of or related to this Lease.

(c)           The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of any sale or sales of the Land, Building, or the Demised Premises or of said lease, or in the event of a lease of the Land, Building or of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Building or of the Demised Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30.           Miscellaneous.

(a)           This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

(b)           The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

(c)           Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreement terms, provisions or conditions on its part to be performed or observed under this Lease.

(d)           The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

31.           Satellite/Antenna. As used in Paragraph 31, the following terms shall have the respective meanings set forth below:

“Approved Satellite Dish” means the type of non-penetrating satellite dish and antenna approved by Landlord in writing, which approved shall not be unreasonably withheld.

“Approved Use” means the use of the Approved Satellite Dish by Tenant for the sole purpose of receiving communications from other domestic and international offices of Tenant provided the receipt of such communications is in compliance with all applicable laws, and for no other purpose.

(a)           Tenant shall have the right to install, maintain and operate the Approved Satellite Dish on a portion of the roof of the Building designated by Landlord in writing during the term of this Lease provided that the following terms and conditions shall have been timely satisfied:

(i)            Tenant shall not be in default of any of its obligations under this Lease, and no event shall occur, which with the passing of time or the giving of notice or both, would constitute a default under this Lease;

(ii)           Tenant only shall have the right to use the Approved Satellite Dish, and Tenant shall use the Approved Satellite Dish for the Approved Use only;

(iii)          Tenant shall, at its sole cost and expense, install, maintain and operate the Approved Satellite Dish and any applicable equipment, materials, lines, cables and conduits in accordance with all applicable laws, rules, regulations and requirements of any governmental or quasi-governmental authority having or asserting jurisdiction; provided, however, Tenant shall have no right to do any drilling into the roof without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion;

(iv)          Tenant shall comply with all of the terms and conditions of Paragraph 6 of this Lease including, without limitation, the procuring of all permits, licenses, approval and certificates required by any governmental or quasi-governmental authority, and the installation of the Approved Satellite Dish for purposes of Paragraph 6 shall be deemed to be an alteration as set forth in Paragraph 6.

(v)           Tenant shall, at its sole cost and expense, maintain any and all insurance coverage relating to the installation, maintenance and operation of the Approved satellite dish as may be reasonably required from time to time by Landlord;

(vi)          Tenant shall, at its sole cost and expense, promptly repair any damage to the Building (including the roof) caused by the installation, maintenance and operation of the Approved Satellite Dish;

(vii)         The Approved Satellite Dish shall not interfere with (a) the use of other antennae or communications dishes on the roof of the Building, (b) any other installations on the roof of the Building and/or (c) any type of communications equipment or services (wherever located) of any tenant, occupant, licensee or invitee of the Building; and

(viii)        Tenant shall have no right to use the Approved Satellite Dish to generate any type of income without the prior written consent of Landlord, which Consent may be given or withheld in Landlord’s sole discretion; provided, however, Tenant shall have the right to use the Approved Satellite Dish to receive internal Tenant channels relating to financial services and financial markets.

(b)           Tenant shall have reasonable access rights to the roof of the Building as is reasonably necessary for the installation, maintenance, operation and removal of the Approved Satellite Dish; provided, however, the time, manner and method of such access (a) shall be subject to the prior reasonable approval of Landlord and (b) shall not interfere with the occupancy or business of any other tenant, occupant, licensee or invitee of the Building.

(c)           Landlord shall have the right, at any time and at Tenant’s sole cost and expense, to relocate, or require Tenant to relocate, the Approved Satellite Dish (and any applicable equipment, materials, lines, cables or conduits) to such other location on the roof of the Building as may be selected by Landlord, provided that Tenant’s use and enjoyment of such dish shall not be materially altered or diminished.

(d)           Landlord shall have the right to require Tenant to temporarily cease operating the Approved Satellite Dish and/or relocate the approved Satellite Dish on the roof of the Building in order to allow Landlord or its designee to make any necessary or required repairs or alterations on or to the roof of the Building as determined by Landlord in its sole discretion.

(e)           In the event Tenant fails to comply with any term, covenant, provision or condition set forth in this Paragraph 31, such failure shall be an event of default under this Lease and Landlord shall have, in addition to but not in limitation of, all of the rights and remedies available to it under this Lease, the right (i) to terminate Tenant’s right to use the Approved Satellite Dish and (ii) remove, or require Tenant to remove, at Tenant’s sole cost and expense, the Approved Satellite Dish and any applicable equipment, materials, lines, cables and conduits.

(f)            Tenant hereby indemnifies, defends and holds Landlord and Landlord’s officers, directors, shareholders and employees harmless from and against any claim, loss, damage, cost, expense, obligation, suit, lien and liability including, without limitation, attorneys’ fees and disbursements, arising out of or incurred in connection with the installation, maintenance, operation and removal of the Approved Satellite Dish.

32.           Right of Second Offer. Subject to the rights of any existing tenants of the Building, if 10,000 square feet or more of contiguous space on the first floor of the Building (the “Additional Space”) shall become available at any time during the Initial Term, Landlord shall, prior to offering to lease the Additional Space to any person or entity other than existing tenants of the Building that have a superior right of first offer, offer in writing (the “Lease Offering Notice”), to lease the Additional Space to Tenant for a rental hereafter described and upon such terms which, in Landlord’s good faith judgment, Landlord will attempt to lease the Additional Space to others; such rental being equal to the greater of (i) the Fair Market Rental therefor (as provided in Paragraph 24 above) or (ii) the escalated Rent for the Premises as determined in Paragraph 2 hereof. Tenant shall then have a period of ten (10) business days (the “Lease Election Period”) within which to elect to lease the Additional Space covered by the Lease Offer Notice on the terms set forth in the Offer Notice and to enter into a lease incorporating such terms with Landlord (the “Other Lease”), with time being of the essence. Landlord’s obligation to offer the Additional Space to Tenant shall be strictly conditioned and Tenant shall have no rights whatsoever with respect thereof or otherwise under this Paragraph 32 unless, no event of default exists under this Lease at the time of Tenant’s receipt of the Lease Offering Notice and Tenant’s election to lease the Other Premises. If Tenant does not make the aforesaid election or does not execute and deliver the Other Lease within the Lease Election Period, Landlord shall have the right to lease the Other Premises covered by the Lease Offer Notice to any other person or entity, on substantially the same monetary terms offered to Tenant or on any other terms less favorable than those offered to Tenant and Landlord shall have no further obligation under this Lease to notify Tenant should any other space on the first floor become available during the Term.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

ATTEST:	LANDLORD:

OP & F BERNARDS – 78, L.L.C.

By:

ATTEST:

RELIANT PHARMACEUTICALS, LLC

By:

EXHIBIT “A”

FLOOR PLAN OF DEMISED PREMISES

EXHIBIT “A”

FLOOR PLAN OF DEMISED AREA

EXHIBIT “A-1”

DESCRIPTION OF LAND

Legal Description

The Property Commonly Known as:	110 Allen Road
Bernardsville, New Jersey
Block number 177
Lot number 4.01

More particularly described as follows:

Beginning at a point in the middle of the bridge over the Dead River in Allen road, thence leaving said Allen Road the following fourteen courses running in and along said Dead River

1.               South 73° 33’ 10” East, 57.52 feet to a point, thence

2.               South 69° 41’ East, 200.20 feet to a point, thence,

3.               South 63° 09’ 41” East, 101.29 feet to a point, thence

4.               South 73° 24’ 40” East, 100.02 feet to a point, thence

5.               South 81° 46’ 40” East, 77.23 feet to a point, thence

6.               South 45° 28’ 40” East, 98.59 feet to a point, thence

7.               South 22° 07’ 10” East, 96.69 feet to a point, thence

8.               South 47° 54’ 10” East, 57.10 feet to a point, thence

9.               South 85° 40’ 40” East, 130.64 feet to a point, thence

10.         North 68° 36’ 20” East, 16.81 feet to a point, thence

11.         North 37° 10’ 20” East, 65.22 feet to a point, thence

12.         North 31° 13’ 20” East 60.38 feet to a point, thence

13.         South 18° 13’ 01” West, 26.83 feet to a point, thence

14.         South 16° 06’ 06” West, 45.76 feet to a point, thence

15.         leaving said river and running along Tax Map Lot 27, south 66° 06’ 45” East, 156.41 feet to a point, thence

16.         South 6° 47’ 15” West, 1363.56 feet to a point in the northerly right of way line of New Jersey State Highway Route 78, thence the following three courses running along northerly right of way of Route 78

17.         North 82° 38’ 28” West, 264.53 feet to a point marked by a stake, thence

18.         South 82° 46’ 59” West, 200.32 feet to a point marked by a concrete monument, thence

19.         South 77° 21’ 28” West, 292.41 feet to a point, thence leaving said northerly right of way of Route 78 the following three courses running along Tax Map Lot 7,

20.         North 50° 5’ 51” West, 1200.03 feet to a point marked by a nail at the end of rock row, thence

21.         North 29° 34’ 09” East, 787.45 feet to a point marked by an iron pipe, thence

22.         North 31° 20’ West, 62.22 feet to a point in the middle of Allen Road, thence the following eleven courses running in the centerline of said Allen Road

23.         North 56° 38’ 14” East, 105.55 feet to a point, thence

24.         North 61° 11’ 43” East, 75.29 feet to a point, thence

25.         North 73° 53’ 44” East, 58.48 feet to a point, thence

26.         North 83° 06’ 54” East, 79.55 feet to a point, thence

27.         North 81° 59’ 13” East, 66.96 feet to a point, thence

28.         North 69° 06’ 18” East, 61.86 feet to a point, thence

29.         North 62° 06’ 12” East, 72.41 feet to a point, thence

30.         North 41° 44’ 53” East, 57.70 feet to a point, thence

31.         North 15° 51’ 55’ East, 58.27 feet to a point, thence

32.         North 0° 49’ 41” East, 61.13 feet to a point, thence

33.         North 10° 29’ 01” East, 53.08 feet to the point and place of beginning

Subject to a 150-foot wide right of way granted Public Service electric and Gas Company which was recorded Somerset County Dee Book Y-21, Page 1.

Subject to a 30 foot wide right of way granted to Transcontinental Gas Pipeline Corporation which was recorded in Somerset County Deed Book 939, Page 314.

Subject to a 40 foot wide right of way granted to New Jersey Power and Light Company which was recorded in Somerset County Deed Book 1228, page 561.

Subject to the rights of the public in and along Allen Road.

Subject to easements and restrictions of record.

This description was prepared by Apgar Associates, Engineers, Land Surveyors and Planners, Far Hills, New Jersey and based on a survey dated June 23, 1983 by Apgar Associates.

EXHIBIT “B”

WORK LETTER TO LEASE
Between
OP & F BERNARDS – 78, LLC
and
RELIANT PHARMACEUTICALS, LLC

Section 1.               The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.

Section 2.               Tenant shall deliver to Landlord plans for the construction of the Demised Premises (the “Construction Plans”). Within ten (10) business days after receipt of the Construction Plans, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection.

Section 3.               In order to finalize the Construction Plans or in the event that Tenant desires any change in the Construction Plans before finalization, Tenant shall submit to Landlord, proposed final plans setting forth the finalization of the Construction Plans including any proposed change therein. Within ten (10) business days after receipt of any proposed finalization (with or without changes) of the Construction Plans from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. In the event of a rejection by Landlord of any proposed final plans, Tenant may make changes to the proposed final plans and resubmit them pursuant hereto. Upon receiving Landlord’s approval to any proposed final plans, such plans shall become the Final Plans (the “Final Plans”) hereunder and shall be delivered to Landlord within three (3) business days of such approval. No plans submitted to Landlord shall be considered to be Final Plans unless they are submitted to Landlord signed and sealed and in proper and sufficient form for Tenant to obtain all necessary permits and approvals to construct the Demised Premises in accordance with such Final Plans.

Section 4.               Tenant agrees to construct the Demised Premises substantially in accordance with Final Plans, which construction shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations.

Section 5.               Landlord shall pay to Tenant, in accordance with the terms hereof, a tenant improvement allowance of Fifteen Dollars ($15.00) per rentable square foot of the Demised Premises (“Tenant Improvement Allowance”) against which Landlord shall be entitled to a credit equal to three and one/half percent (3.5%) of the total “Construction Cost” (as defined in section 8 hereof), as a construction management fee (“Construction Management Fee”). Tenant agrees that no more than Five Dollars ($5.00) per rentable square foot of the Demised Premises of Tenant Improvement Allowance may be applied to the cost of wiring and “soft costs” such as architect, engineering and permitting fees. Tenant shall have a period of one (1) year from the Commencement Date to complete Tenant’s work and submit to Landlord the voucher (as defined in Section 6(i) below).

Section 6.               The Tenant Improvement Allowance shall be disbursed by Landlord to Tenant as follows:

B-1

(i)            Tenant shall deliver to Landlord an approved requisition certified by the contractor having performed such work and requesting payment, and by the Tenant’s architect on standard AIA requisition forms (collectively, the “Voucher”).

(ii)           Landlord shall have received a certification of the authorized representative of Tenant that Tenant has inspected and approved all work and has unconditionally authorized the disbursement of that portion of the Tenant Improvement Allowance as set forth in the Voucher; that the work done and the materials supplied to date are in accordance with the Final Plans; that the work and materials for which payment is requested have been physically incorporated into the Demised Premises and that its value is as stated; that such work and materials conform with all applicable rules and regulations of the public authorities having jurisdiction over the Building; and that payment for the work or materials described in such Voucher has been made or will be made with the proceeds of the advance in connection with which the Voucher is submitted. In the event Landlord shall contest Tenant’s Voucher, representatives of Landlord and Tenant shall meet within five (5) days of Landlord’s notice of objection, and make payment within fifteen (15) days of the resolution thereof.

(iii)          Within ten (10) business days after submission by Tenant to Landlord of the above documentation, Landlord shall pay to Tenant ninety percent (90%) of the amount requested in the Voucher, less a retainage of ten percent (10%) (the “Retainage”), provided that in no event shall the aggregate amount to be paid by Landlord exceed Tenant’s Allowance. The Voucher may only be submitted to Landlord for payment upon substantial completion of Tenant’s Work. Landlord shall pay Tenant the Retainage within fifteen (15) days after receipt of a certificate of occupancy (temporary or final) by appropriate governmental authority permitting occupancy of the Demised Premises for the purposes set forth in this Lease and receipt of a waiver and release of mechanics liens from each of the general contractor, subcontractors and materialmen who provided services and materials in connection with Tenant’s Work.

Section 7.               Tenant shall bid all contracts and subcontracts in connection with Tenant’s Work (including cosmetic work) with the Landlord. If Landlord is not the successful bidder on the contract or subcontract work, Tenant’s Work (including cosmetic work) shall be performed by contractors, subcontractors or mechanics reasonably approved by Landlord.

Section 8.               The “Construction Cost” as defined herein shall be the actual cost, including out-of-pocket soft costs, for the construction of the Demised Premises in accordance with the Final Plans.

Section 9.               Tenant shall deliver, within 30 days after substantial completion of Tenant’s Work, as-built plans and specifications of the Premises reflecting Tenant’s Work which are suitable for computer scanning by Landlord. In addition, if such as-built plans and specifications are prepared for the Tenant by the Tenant’s architect or engineer on an Autocad Computer Assisted Drafting and Design (“CADD”) System (or other computer system(s)), Tenant shall also deliver magnetic computer media or CD-ROM of such “as-built” drawings and specifications to Landlord.

B-2

EXHIBIT “C”

RULES AND REGULATIONS

1.                                       No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or Lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.                                       No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Demised Premises.

3.                                       Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.                                       All cleaning and janitorial services for the Building and the Demised Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Demised Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Demised Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

5.                                       Landlord will furnish Tenant, free of charge, a reasonable number of keys to each door lock in the Demised Premises. Landlord may charge a reasonable amount for any additional keys requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on the entrance door of its Demised Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6.                                       If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

7.                                       Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8.                                       Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9.                                       Tenant shall not use or keep in the Demised Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

10.                                 Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

11.                                 Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

12.                                 Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13.                                 Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14.                                 Tenant shall close and lock the doors of the Demised Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Demised Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.                                 Tenant shall not obtain for use on the Demised Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Demised Premises, except at such hours and under such regulations as may be fixed by Landlord.

16.                                 The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown thereto. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

17.                                 Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

18.                                 Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19.                                 Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Demised Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20.                                 Tenant shall not install, maintain or operate upon the Demised Premises any vending machine without the written consent of Landlord.

21.                                 Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

22.                                 Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23.                                 Tenant shall store all its trash and garbage within the Demised Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24.                                 The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25.                                 Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26.                                 Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27.                                 Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.                                 Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage.

29.                                 The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

30.                                 Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight.

31.                                 Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32.                                 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

33.                                 Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34.                                 Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT “D”

BUILDING HOLIDAYS

Building Holidays shall be President’s Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and day after; Christmas Day; New Years Day; Monday before or Friday after if Christmas Day, New Years Day or Independence Day fall on Tuesday or Thursday; and Monday after or Friday before if Christmas Day, New Years Day or Independence Day fall on Saturday or Sunday.

D-1

EXHIBIT E

CLEANING SERVICES

1.             General Cleaning:

Nightly

a.                                       Empty and clean all waste receptacles removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

b.                                      Empty and clean all ash trays and receptacles.

c.                                       Remove all fingerprints, smudges and other marks from metal partitions, doors and other surfaces.

d.                                      With respect to a kitchen area (if applicable) rinse out coffee pots, turn off burners to coffee pots, spot clean walls for coffee spillage, clean sink, and clean tables and chairs in such area.

Weekly

e.                                       Hand dust and clean all office furniture that has been cleared of papers, boxes, and/or personal items, ledges, chair rails, baseboards, and window sills.

2.             Floors

Group A-Granite, ceramic tile, marble, terrazzo.

Group B-Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other composition floors and base.

Nightly

a.                                       All floors in Group A to be swept, wet mopped and rinsed.

b.                                      All floors in Group B to be dry mopped.

Weekly

c.             All floors in Group B to be damp mopped.

Every six (6) months

d.             All floors to be scrubbed and buffed.

3.             Vacuuming

Nightly

a.             Vacuum or carpet sweep all rugs and carpeted areas.

Monthly

b.                                      Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.

4.             High Dusting

Every six (6) months

a.                                       Dust all clothes closet shelving, pictures, charts, graphs, etc.

b.                                      Dust clean all vertical surfaces such as walls, partitions, door bucks and other surfaces.

c.                                       Dust all venetian blinds.

5.             Special Service

Records and General Storage Area

Floors are to be broom cleaned weekly. Files and exposed open shelves dusted once every three (3) months.

6.             Other Services

a.                                       Landlord shall supply all soap, towels, and toilet tissue in both men’s and women’s rooms and sanitary napkins in coin dispensers in the women’s rooms.

b.                                      Landlord will supply all coin operated dispensers and will be responsible for the servicing of same and for the collection of money from the machine.

c.                                       During the term of this Lease the dispenser price for sanitary napkins will not exceed a price equal to 150% of the wholesale price paid by the Landlord.

7.             Carpeting

In addition to the aforementioned nightly and weekly vacuuming, Landlord will do the following:

Weekly

All carpeting is to be spot cleaned removing all stains, smudges, and unsightly appearances.

8.             Glass

Monthly

a.             Clean all partitions and furniture glass.

Annually

b.             Clean all perimeter windows, both inside and out.

9.             Kitchen Areas

Nightly

a.             Clean all tables, chairs, counters and sinks.

b.             Spot cleaning of walls.

c.             Cleaning of coffee pots.

10.           General

a.                                       All Lights are to be extinguished and the doors as specified by Tenant are to be locked after cleaning is completed.

b.                                      All personnel are to be uniformed and clean in appearance during business hours.

c.                                       Cleaning of all private bathrooms will be subject to additional charges which will be determined on a case-by-case basis.

EXHIBIT F

RENT SCHEDULE

1.             For the period from the Rent Commencement Date until the last day of the month in which the sixty month anniversary of the Rent Commencement Date occurs, the sum of One Million Five Hundred Seventy-two Thousand Five Hundred Ten Dollars ($1,572,510.00) per annum payable in equal monthly installments of One Hundred Thirty-one Thousand forty-two and 50/100 Dollars ($131,042.50).

2.             For the period from the first day of the month in which the sixty-first month anniversary of the Rent Commencement Date occurs until the Expiration Date, the sum of One Million Seven Hundred Eighty-two Thousand One Hundred Seventy-eight Dollars ($1,782,178.00) per annum payable in equal monthly installments of One Hundred Forty-eight Thousand Five Hundred Fourteen and 83/100 Dollars ($148,514.83).

F-1

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

Tenant shall furnish to Landlord an estoppel certificate, duly acknowledged, certifying the veracity of and affirming any or all of the following information as of the date of the execution of such estoppel certificate.

A.            Date of Lease and Description of Space. That Tenant executed and exchanged the lease with Landlord dated [insert date of lease] (a copy of the lease along with any amendments and/or modifications may be required as an exhibit to the estoppel certificate) covering the demised premises, as shown crosshatched on the plan annexed hereto as Schedule                in the Building located at 110 Allen Road, Liberty Corner, New Jersey.

B.            Lease in Full Force and Effect. That the lease, consisting of pages, plus Exhibits A-     , is in full force and effect and has not been modified, changed, altered, or amended in any respect; or if it has been modified or amended, Tenant shall certify as true the terms, dates, and number of pages of each of such modifications or amendments.

C.            Commencement and Termination Dates. That the lease term commenced on [insert date of commencement of lease], that the rent commencement date, if different from the lease commencement date, is [insert date of rent commencement], and that the lease term shall expire on [insert expiration date of lease].

D.            Renewal or Extension Options. Whether Tenant has any option(s) to renew or extend the lease term. If Tenant has any such option(s), Tenant shall certify as true the terms of such option(s) and whether any option has been exercised.

E.             Other Options and Rights. Whether Tenant has any option(s), right(s) of first refusal, or right(s) of first offer to expand the demised premises or to purchase the Building. If Tenant has such option(s) or right(s), Tenant must certify as true the terms of such option(s) or right(s) and whether any such option or right has been exercised.

F.             Tenant in Possession. Whether Tenant has accepted and is now in full possession of the demised premises and is paying full rent under the lease; or, if Tenant is not in full possession, whether Tenant has assigned the lease, sublet all or a portion of the demised premises, or otherwise transferred any interest in the lease or the demised premises. Tenant agrees to provide a copy of such assignment, sublease, or transfer upon request.

G.            Current Minimum Rent. The current [pick one: monthly or annual] base annual rent payable under the lease, the current [pick one: monthly or annual] additional rent, and the date to which the base annual rent and all additional rent and other charges required to be paid under this lease have been paid.

H.            No Prepaid Rent. That no base annual rent or additional rent under the lease has been paid for more than thirty (30) days in advance of its due date.

I.              Rent Concessions. Whether Tenant is currently receiving any rental concessions, rebates, or abatements; and, if so, the terms of such concession, rebate, or abatement, including, without limitation, the date when this concession, rebate, or abatement shall expire. Tenant will also confirm whether it is entitled to any future rent concessions, rebates, or abatements under the lease; and if so, the terms of the future concessions, rebates, or abatements.

J.             Alterations Are Complete. That all alterations, improvements, additions, build outs, or construction required to be performed under the lease have been completed in accordance with the plans and specifications in the lease attached to the lease as Exhibit        .

K.            No Landlord Defaults. That to the best of Tenant’s knowledge:  there are no defaults existing under the lease by Landlord and no circumstances currently exist that would                      default solely upon the service of notice or the passage of time, and there is no                    for Tenant to cancel the lease or to exercise any other remedies available to it by                     default by Landlord.

L.             No Tenant Defaults. That to the best of Tenant’s knowledge:  there are no defaults existing under the lease by Tenant and no circumstances currently exist that would constitute a default solely upon the service of notice or the passage of time, and there is no existing basis for Landlord to cancel the Lease or to exercise any other remedies available to it by virtue of a default by Tenant.

M.           Tenant Has No Claims or Defenses. That to the best of Tenant’s knowledge:  there are currently no valid defenses, counterclaims, offsets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms or conditions of the Lease except as noted on said certificate.

N.            No Change in Tenant’s Financial Condition. That there has been no material adverse change in Tenant’s financial condition between the date of the execution of the Lease and the date hereof except as noted on said certificate.

O.            No Pending Bankruptcy. That there are currently no bankruptcy or reorganizations actions, whether voluntary or involuntary, pending against the Tenant under the Bankruptcy Laws of the United States or any state thereof.

P.             Purchaser or Lender Not Responsible for Landlord Violations. That any claims pertaining to matters currently in existence shall be enforced solely by money judgment and/or specific performance against landlord named in the lease and may not be enforced as an offset to or defense against enforcement of this Lease except as noted in said certificate.

Q.            Tenant Acknowledges Prospective Sale/Financing. Either or both of the following:

(i)            Tenant acknowledges that Landlord has informed Tenant that Landlord has entered into a contract to sell the Land and Building to a purchaser and that no modification, revision, or cancellation of the written lease or amendments thereto shall be effective unless a written consent thereto of the purchaser is first obtained.

(ii)           Tenant acknowledges that Landlord has informed Tenant that an assignment of Landlord’s interest in the lease has been or will be made to a mortgagee; and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such mortgagee is first obtained.

R.            Other Information Requested. Any other information reasonably requested by Landlord.

S.             Estoppel Certificate Inducement. That Tenant acknowledges that the estoppel certificate is made to induce a purchaser to consummate a purchase of the Land and the Building and/or to induce mortgagee to make and maintain a mortgage loan secured by the Land and the Building, as the case may be, knowing that said purchaser and/or mortgagee as applicable, shall rely upon the truth of the estoppel certificate in making and/or maintaining such purchase and/or mortgage as applicable.

T.            Authorization of Signer. That the person signing the estoppel certificate on behalf of Tenant is a duly authorized agent of Tenant.

EXHIBIT H

FORM OF LETTER OF CREDIT